UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2014

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 21, 2014, the Board of Directors of SPX Corporation (the “Company”) expanded the size of the Board of Directors to eight members and appointed Robert F. Hull, Jr. as an additional director.  Mr. Hull will stand for election as director at the Company’s 2015 Annual Meeting of Stockholders, for a term expiring at the Company’s 2018 Annual Meeting of Stockholders.

Mr. Hull was also appointed to the Company’s Audit Committee, effective August 21, 2014.

For 2014, Mr. Hull will receive a pro-rata portion of the $90,000 annual retainer for independent directors, based on his time of service this year.  On August 21, 2014, he was awarded a grant of time-vested restricted shares with a grant date fair value of approximately $65,000, which will vest on the day before the Company’s 2015 Annual Meeting, subject to his continued service through that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: August 21, 2014	By:	/s/ Kevin L. Lilly
Kevin L. Lilly
Senior Vice President, Secretary
and General Counsel